UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

STAAR Surgical Company (“STAAR”) issued the following press release on September 16, 2025:

STAAR Surgical Board of Directors Unanimously Believes Alcon Merger Maximizes Value for STAAR Stockholders

Provides Greater Value than STAAR Could Achieve on a Standalone Basis in the Foreseeable Future and is the Best Path Forward for STAAR Stockholders

Files Definitive Proxy Materials and Mails Letter to STAAR Stockholders

Encourages Stockholders to Vote “FOR” the Value Maximizing Alcon Merger Today

LAKE FOREST, CA, September 16, 2025 – STAAR Surgical Company (NASDAQ: STAA), the global leader in phakic IOLs with the EVO family of Implantable Collamer® Lenses (EVO ICL™) for vision correction, today announced that it has filed its definitive proxy statement with the U.S. Securities and Exchange Commission in connection with the Company’s pending merger with Alcon (SIX/NYSE: ALC). STAAR will hold a Special Meeting of Stockholders on October 23 at 8:30 a.m. (Pacific Time) to vote to adopt the merger agreement. Stockholders of record as of the close of business on September 12, 2025, are entitled to vote at the meeting.

In conjunction with the definitive proxy filing, STAAR is mailing the following letter to STAAR stockholders:

Dear Fellow Stockholders,

On August 5, 2025, we announced that STAAR Surgical Company entered into a definitive merger agreement to be acquired by Alcon for $28.00 per share in cash. STAAR will hold a virtual Special Meeting of Stockholders on October 23 at 8:30 a.m. (Pacific Time) to ask for your vote to adopt the merger agreement. The STAAR Board of Directors unanimously determined that the proposed merger with Alcon is in the best interests of STAAR and its stockholders and strongly recommends that you vote “FOR” the merger proposal, as described in the accompanying proxy statement.

$28.00 per share is a compelling premium on multiple measures:

~51% Premium to closing stock price day prior to announcement	~59% Premium to 90-day VWAP	Significantly Higher Premium compared to the 26% median for comparable MedTech transactions	47% Premium to median sell-side price targets prior to merger announcement

We believe the value provided by the Alcon merger exceeds what STAAR could achieve on a standalone basis in the foreseeable future, particularly given STAAR’s lower growth rate and the resulting impact on its valuation, and the substantial competitive and macro challenges in the markets STAAR serves. Our business is heavily exposed to China, which faces significant economic uncertainty and where sales trends have been declining despite actions taken by the Company.

Notably, STAAR’s common stock closed at only $18.49 per share just prior to the announcement of the Alcon agreement.

Vote “FOR” the Merger Proposal TODAY

Your vote is important because the merger is subject to approval by the holders of a majority of STAAR’s outstanding shares of common stock. Failure to vote will have the same effect as an “AGAINST” vote. To help ensure you receive the compelling, premium $28.00 per share cash value afforded by the Alcon merger please vote “FOR” the merger proposal TODAY.

If you have questions about voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated:

Stockholders, please call toll-free: (877) 750-8233. Banks and brokerage firms, please call: (212) 750-5833.

On behalf of the STAAR Board, thank you for your continued support of STAAR.

Sincerely,

Stephen C Farrell	Elizabeth Yeu, M.D.
Chief Executive Officer	Board Chair

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including STAAR’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), on September 16, 2025. The Proxy Statement was first sent to STAAR stockholders on September 16, 2025. This communication is not a substitute for the Proxy Statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the Proxy Statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction or extend the anticipated timetable for completion of the proposed transaction; (2) the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

STAAR Contacts:

Investors

Niko Liu, CFA

United States: +1 626-303-7902 (ext 3023)

Hong Kong: +852-6092-5076

nliu@staar.com

investorrelations@staar.com

Media

Connie Johnson

+1 626-303-7902 (ext 2207)

cjohnson@staar.com

Lucas Pers / Zach Genirs

Joele Frank, Wilkinson Brimmer Katcher

+1 212-895-8692 / +1 212-895-8653